Exhibit 10.15

Schedule of Omitted Documents

of CNL Healthcare Properties, Inc.

The following property management agreements have not been filed as exhibits pursuant to Instruction 2 of Item 601 of Regulation S-K: These documents are substantially identical in all material respects to Exhibit 10.11 to this Form 8-K.

1.	Property Management Agreement effective July 10, 2013, between Healthcare Equity Partners, LLC and CHP Knoxville Plaza B MOB Owner, LLC

2.	Property Management Agreement effective July 10, 2013, between Healthcare Equity Partners, LLC and CHP Central Wing Annex MOB Owner, LLC

3.	Property Management Agreement effective July 10, 2013, between Healthcare Equity Partners, LLC and CHP Jefferson Commons Condo MOB Owner, LLC